Exhibit (a)(1)(F)

FORM EMAIL/LETTER CONFIRMATION OF ELECTION

Form Email/Letter of Confirmation of Election to Amend or Replace All Eligible Awards

To:	[ ]

From:	[ ]

Date:	[ ], 2008

Subject:	Confirmation of Election

JABIL CIRCUIT, INC. CONFIRMATION STATEMENT

You have elected to amend or replace all of your Eligible Awards. Please see your Addendum for a list of your Eligible Awards.

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

Form Email/Letter of Confirmation of Election Not to Amend or Replace All Eligible Awards

To:	[ ]

From:	[ ]

Date:	[ ], 2008

Subject:	Confirmation of Election

JABIL CIRCUIT, INC. CONFIRMATION STATEMENT

You have elected NOT to amend or replace your Eligible Awards. Please see your Addendum for a list of your Eligible Awards.

Please note that if you fail to amend or replace your Eligible Awards, it is likely that you will be responsible for a 20% federal surtax under Section 409A of the Internal Revenue Code of 1986.

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.